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                                                                Exhibit 23.1




          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Stereotaxis, Inc. 2004 Employee Stock Purchase Plan, the Stereotaxis, Inc. 2002 Stock Incentive Plan, the Stereotaxis, Inc. 2002 Non-Employee Directors' Stock Plan, and the Stereotaxis, Inc. 1994 Stock Plan (No. 333-115253) of our report dated February 18, 2005, with respect to the consolidated financial statements and schedule of Stereotaxis, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.




St. Louis, Missouri
March 22, 2005